EX. 99.1

Universal Business Payment Solutions
Acquisition Corporation

FOR IMMEDIATE RELEASE	Media Contact: Peter B. Davidson Peter.Davidson@ubpsac.com 404-427-9432 www.UBPSAC.com NASDAQ Symbol: UBPSU

Universal Business Payment Solutions Acquisition Corporation Announces
Securities To Commence Separate Trading

Radnor, PA, August 5, 2011 – Universal Business Payment Solutions  (NASDAQ: UBPSU) announced today that EarlyBirdCapital, Inc., the representative of the underwriters for the Company’s initial public offering, which was consummated on May 13, 2011, has notified the Company that separate trading of the shares of common stock and warrants underlying the units will commence on or about August 8, 2011.  The common stock and warrants will be quoted on NASDAQ under the symbols UBPS and UBPSW, respectively.  Units not separated will continue to be quoted on NASDAQ under the symbol UBPSU.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering was made only by means of a prospectus, copies of which may be obtained by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov.  Alternatively, a copy of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, 27th Floor, New York, NY 10016, Attn: Aimee Bloch, 212-661-0200.

This press release includes forward-looking statements that involve risks and uncertainties.  Forward looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

Universal Business Payment Solutions Acquisition Corporation (NASDAQ UBPSU) is a blank-check company formed for the purpose of acquiring or merging with an operating business in the payments industry.  For more information, please visit the Company’s website at www.ubpsac.com

# # #